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                                     EXHIBIT
                                   ITEM 23(j)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis New York Venture Fund, Inc.

We consent to the use of our report dated September 5, 2003 incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc. (consisting of two series, Davis New York Venture Fund and Davis Research Fund) and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Davis New York Venture Fund and Davis Research Fund and "Auditors" in the Statements of Additional Information.



                                       /s/ KPMG  LLP
                                      -----------------------------------
                                      /s/ KPMG  LLP


Denver, Colorado
November 24, 2003